                               TRENWICK GROUP INC.
                Exhibit 11.0 -- COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                   Income Before Extraordinary Item                 Net Income
                                                         Three Months Ended                     Three Months Ended
                                                               June 30,                             June 30,
                                                       1997                 1996             1997                1996
                                                       ----                 ----             ----                ----
INCOME AVAILABLE TO COMMON
STOCKHOLDERS:
Income before extraordinary item/net
income (primary)                                      $  8,593            $8,327             $8,593            $8,327
Add interest on convertible debentures
converted February 20, 1997 into
common stock, net of applicable taxes                        -               589                  -               589
                                                      --------            ------             ------            ------
Income available (supplemental)                          8,593             8,916              8,593             8,916
Add interest on convertible debentures
redeemed when dilutive                                       -               467                   -              467
                                                      --------            ------             ------            ------
Income available (fully diluted)                      $  8,593            $9,383             $8,593            $9,383
                                                      ========            ======             ======            ======

WEIGHTED AVERAGE SHARES OF
COMMON STOCK OUTSTANDING:
Average common shares outstanding                       11,937            10,010             11,937            10,010
Equivalent shares associated with
employee stock options                                     177               216                177               216
                                                      --------            ------             ------            ------
Weighted average common and common
equivalent shares (primary)                             12,114            10,226             12,114            10,226
Additional shares associated with
convertible debentures converted
February 20, 1997                                            -             1,784                   -            1,784
                                                      --------            ------             ------            ------
Weighted average common and common
equivalent shares (supplemental)                        12,114            12,010             12,114            12,010
Additional shares associated with
convertible debentures redeemed when
dilutive                                                     -             1,417                  -             1,417
Additional equivalent shares associated
with employee stock options                                  -                16                  -                16
                                                      --------            ------             ------            ------
Weighted average common and common
equivalent shares
(fully diluted)                                         12,114            13,443             12,114            13,443
                                                      --------            ------             ------            ------
PER SHARE AMOUNTS:
Primary                                                   $.71              $.81               $.71              $.81
                                                          ====              ====               ====              ====
Supplemental                                              $.71              $.74               $.71              $.74
                                                          ====              ====               ====              ====
Fully diluted                                             $.71              $.70               $.71              $.70
                                                          ====              ====               ====              ====

                               TRENWICK GROUP INC.
                Exhibit 11.0 -- COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                              Income Before Extraordinary Item             Net Income
                                                     Six Months Ended                   Six Months Ended
                                                         June 30,                           June 30,
                                                  1997              1996               1997            1996
                                                  ----              ----               ----            ----
INCOME AVAILABLE TO COMMON
STOCKHOLDERS:
Income before extraordinary item/net
income (primary)                                 $18,394          $16,509            $17,357          $16,509
Add interest on convertible debentures
converted February 20, 1997 into
common stock, net of applicable taxes                322            1,177                322            1,177
                                                 -------          -------            -------          -------
Income available (supplemental)                   18,716           17,686             17,679           17,686
Add interest on convertible debentures
redeemed when dilutive                               256              935                 --              935
                                                 -------          -------            -------          -------
Income available (fully diluted)                 $18,972          $18,621            $17,679          $18,621
                                                 =======          =======            =======          =======

WEIGHTED AVERAGE SHARES OF
COMMON STOCK OUTSTANDING:
Average common shares outstanding                 11,415            9,951             11,415            9,951
Equivalent shares associated with
employee stock options                               178              276                178              276
                                                 -------          -------            -------          -------
Weighted average common and common
equivalent shares (primary)                       11,593           10,227             11,593           10,227
Additional shares associated with
convertible debentures converted
February 20, 1997                                    503            1,784                503            1,784
                                                 -------          -------            -------          -------
Weighted average common and common
equivalent shares (supplemental)
Additional shares associated with                 12,096           12,011             12,096           12,011
convertible debentures redeemed when
dilutive
Additional equivalent shares associated              399            1,417                 --            1,417
with employee stock options
Weighted average common and common                    90                2                 90                2
                                                 -------          -------            -------          -------
equivalent shares
(fully diluted)
                                                  12,585           13,430             12,186           13,430
                                                 =======          =======            =======          =======
PER SHARE AMOUNTS:
Primary
Supplemental                                       $1.59            $1.61              $1.50            $1.61
                                                   =====            =====              =====            =====
Fully diluted                                      $1.55            $1.47              $1.46            $1.47
                                                   =====            =====              =====            =====
                                                   $1.51            $1.39              $1.45            $1.39
                                                   =====            =====              =====            =====